UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 11, 2022 (May 5, 2022)

Date of Report (Date of earliest event reported)

Lionheart III Corp

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41011	36-4981022
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4218 NE 2nd Avenue, Miami, FL	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 573-3900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	LIONU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	LION	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	LIONW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Change in Registrant’s Certifying Accountant.

Dismissal of Marcum LLP

On May 9, 2022, Lionheart III Corp (the “Company”) notified Marcum LLP (“Marcum”) of its dismissal as the Company’s independent registered public accounting firm. The decision to dismiss Marcum was approved by the audit committee of the Board of Directors of the Company (the “Audit Committee”). As described below, the change in independent registered public accounting firm is not the result of any disagreement with Marcum.

Marcum’s audit report on the Company’s consolidated financial statements for the period from January 14, 2021 (inception) through December 31, 2021 did not contain an adverse opinion or disclaimer of opinion to the Company’s financial statements, nor did Marcum modify its opinion as to uncertainty, audit scope or accounting principles, except for an explanatory note raising substantial doubt about the Company’s ability to continue as a going concern.

During the period from January 14, 2021 (inception) through December 31, 2021, and during the subsequent interim period through May 9, 2022, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such periods.

In its Annual Report on Form 10-K for the year ended December 31, 2021, the Company disclosed a material weakness in its internal control over financial reporting. No other “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K occurred within the period of Marcum’s engagement and subsequent interim period preceding Marcum’s dismissal.

The Company provided Marcum with a copy of the disclosures in this Form 8-K and requested that Marcum furnish the Company with a letter addressed to the SEC, stating whether Marcum agrees with the statements made herein and if not, stating in what respects Marcum does not agree. A copy of this letter, dated May 11, 2022, is filed as Exhibit 16.1 to this Form 8-K.

Engagement of Withum Smith+Brown, PC

On May 5, 2022, the Company engaged Withum Smith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2022. The selection of Withum was approved by the Audit Committee.

During the year ended December 31, 2021 and during the subsequent interim period and through May 5, 2022, neither the Company nor anyone on the Company’s behalf has consulted with Withum regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Withum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

16.1	Letter from Marcum LLP dated May 11, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2022

LIONHEART III CORP

By:	/s/ Ophir Sternberg
Name:	Ophir Sternberg
Title:	Chief Executive Officer